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                                                                   Exhibit 3.117

                         New Jersey Department of State
                        Division of Commercial Recording
                      Certificate of Incorporation, Profit

               (Title 14A:2-7 New Jersey Business Corporation Act
                    For Use by Domestic Profit Corporations)


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         This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes:

1.       Name of Corporation: Toll NJ Builder Corp.

2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

         To act as the general partner of Toll NJ Builder I, L.P.

3.       Registered Agent: THE CORPORATION TRUST COMPANY

4.       Registered Office: 820 Bear Tavern Road
                            West Trenton, NJ 08628


5. The aggregate number of shares which the corporation shall have authority to issue is: One Thousand (1,000)

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations. One Thousand (1,000) shares of Common Stock

7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8. The first Board of Directors shall consist of three Directors (minimum of one).

          Name               Street Address               City          State                    Zip
Robert I. Toll            3103 Philmont Avenue   Huntingdon Valley       PA                     19006
Zvi Barzilay              3103 Philmont Avenue   Huntingdon Valley       PA                     19006
Joel H. Rassman           3103 Philmont Avenue   Huntingdon Valley       PA                     19006

9. Name and Address of Incorporator(s):

          Name               Street Address               City          State                    Zip
Denise R. Kling           3103 Philmont Avenue   Huntingdon Valley       PA                     19006

10. The duration of the corporation is: perpetual

11. Other provisions

12. Effective Date (Not to exceed 90 days from date of filing):

         In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 20th day of February, 2003.

         Signature:  Denise R. Kling              Signature:
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         Signature:                               Signature:
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